Private Capital Management, a subsidiary of Guaranty Bank and Trust, closes its asset purchase of Wagner Wealth Management

DENVER –  January 16, 2018 – Private Capital Management LLC, a wholly-owned subsidiary of Guaranty Bank and Trust Company, today closed on its asset purchase agreement of privately held Wagner Wealth Management LLC.  Established in 1996 by prominent Denver CPA Irwin Wagner, Wagner Wealth Management is a Denver- based wealth management firm that was founded to help friends and family plan for their financial futures. The combined firm now operates as Private Capital Management and has over $1.1 billion in assets under management, placing it in the top ten of Colorado-based wealth management firms.

Gary Wagner, CEO of Wagner Wealth Management, will serve along with Justin Apt as Managing Principals of the firm and the firm will continue to be located in Cherry Creek.

“We are pleased to be bringing together this team of wealth management professionals with the experience, credentials and talent to help our clients reach their financial goals,” said Justin Apt, Managing Principal of Private Capital Management. “This powerful combination of two Colorado-based wealth management firms will provide highly personalized financial advisory expertise to both individuals and businesses.”

The combined firm has 12 investment professionals including five CFA Charterholders, eight Certified Financial Planner Practitioners, and four MBA’s. This group has over 150 years of combined investment experience to offer clients.

“The decision to join Private Capital Management came after much thought and consideration – the combined firm allows us to continue to provide the exceptional service and the highest level of consulting to our clients while also expanding our capabilities and resources,” said Gary Wagner, former CEO of Wagner Wealth Management and now Managing Principal of Private Capital Management. “Private Capital Management shares the same vision for serving the needs of clients while remaining focused on long-term relationships. Furthermore, the backing of Guaranty Bank and Trust Company and their extensive banking products and branch network will also enhance the overall services we can provide to our clients.”

For additional information about Guaranty Bank and Trust Company, please visit GuarantyBankCO.com. For additional information about Private Capital Management, please visit pcm-inc.com.

Forward-Looking Statements

Guaranty Bank and Trust Company is a wholly-owned subsidiary of Guaranty Bancorp (the “Company”). This press release contains forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of such terms and other comparable terminology. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: failure to maintain adequate levels of capital and liquidity to support the Company’s operations; general economic and business conditions in those areas in which the Company operates, including the impact of global and national economic conditions on our local economy; demographic changes; competition; fluctuations in interest rates; continued ability to attract and employ qualified personnel; ability to receive regulatory approval for the bank subsidiary to declare dividends to the Company; adequacy of the allowance for loan losses, changes in credit quality and the effect of credit quality on the provision for credit losses and allowance for loan losses; changes in governmental legislation or regulation, including, but not limited to, any increase in FDIC insurance premiums; changes in accounting policies and practices; changes in business strategy or development plans; failure or inability to complete mergers or other corporate transactions; failure or inability to realize fully the expected benefits of mergers or other corporate transactions; Private Capital Management LLC’s business experiencing disruptions due to factors making it more difficult to maintain relationships with employees, customers, other business partners or governmental entities; difficulty retaining key employees; the parties being unable to successfully implement integration strategies or to achieve expected synergies and operating efficiencies within the expected time-frames or at all; changes in the securities markets; changes in consumer spending, borrowing and savings habits; the availability of capital from private or government sources; competition for loans and deposits and failure to attract or retain loans and deposits; failure to recognize expected cost savings; changes in the financial performance and/or condition of our borrowers and the ability of our borrowers to perform under the terms of their loans and terms of other credit agreements; changes in oil and natural gas prices; political instability, acts of war or terrorism and natural disasters; and additional “Risk Factors” referenced in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as supplemented from time to time. When relying on forward-looking statements to make decisions with respect to the Company, investors and others are cautioned to consider these and other risks and uncertainties. The Company can give no assurance that any goal or plan or expectation set forth in any forward-looking statement can be achieved and readers are cautioned not to place undue reliance on such statements, which speak only as of the date made. The forward-looking statements are made as of the date of this press release, and, except as may otherwise be required by law, the Company does not intend, and assumes no obligation, to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

Media Contact:

Jody Soper

Jody.Soper@GuarantyBankCO.com

303.293.5545